UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported):  January 17, 2013

SAN LOTUS HOLDING INC.
(Exact name of registrant as specified in its charter)

Nevada	333-176694	45-2960145
(State or other jurisdiction of	(Commission File Number)	(IRS Employer
incorporation or organization)		Identification No.)

3F B302C, No. 185 Kewang Road
Longtan Township, Taoyuan County 325 Taiwan (R.O.C.)
	(Address of principal executive offices)	(Zip code)

Registrant’s telephone number, including area code:	+866-3-4072339

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On January 17, 2013, the board of directors (the “Board”) and a majority of the shareholders (the “Shareholders”) of San Lotus Holding Inc. (the “Company”) adopted amended and restated bylaws (the “Amended Bylaws”) of the Company, a copy of which is filed as Exhibit 3.1 to this Current Report on Form 8-K. The Amended Bylaws were adopted as part of a review of the Company’s governing documents and became effective upon adoption. The Amended Bylaws provide, among other things, for:

•	an increase in the size of the Board to a minimum of nine directors and no more than 15 directors;

•	an initial Board consisting of nine directors;

•	a classified Board consisting of two classes of directors (“Class I” and “Class II”), with Class I consisting of four directors elected at the first annual meeting to serve for two year terms, to be elected biennially thereafter, and Class II consisting of five directors elected at each annual meeting to serve for one year terms.

•	a more detailed description of the Board’s powers, duties and responsibilities, including the ability to appoint and remove the Chairman of the Board by a simple majority vote of the directors and the ability to collectively decide on the direction of the business and the acquisition of new businesses and business opportunities.

The Board will continue to conduct business under the Board’s present three directors until the next annual meeting, to be held this spring, at which time a full Board of nine directors will come up for election. Delaying the appointment of new directors to the Board will allow the Board adequate time to find suitable candidates to fill the vacancies.

The foregoing description of the Amended Bylaws is qualified in its entirety by reference to the full text of the Amended Bylaws, as filed as an exhibit to this Current Report on Form 8-K.

Item 9.01. Financial Statements and Exhibits.

(d)           Exhibits

The following exhibits are being filed herewith:

Exhibit	Description

3.1	Amended and Restated Bylaws of San Lotus Holding Inc., effective January 17, 2013.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SAN LOTUS HOLDING INC.

Dated: January 17, 2013	By:	/s/ Chen Tseng Chih Ying
Chen Tseng Chih Ying, Chief Executive Officer and Director (Principal Executive Officer)

Index to Exhibits

Exhibit	Description

3.1	Amended and Restated Bylaws of San Lotus Holding Inc., effective January 17, 2013.